EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of AMERELITE SOLUTIONS, INC (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Knapp, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 17, 2009	By:	/s/ Robert L. Knapp
Robert L. Knapp
Principal Executive Officer
Principal Financial Officer